UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 4, 2005

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On May 4, 2005, Maxtor Corporation (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended April 2, 2005.

     The press release relating to the financial results for the fiscal quarter ended April 2, 2005 is attached hereto as Exhibit 99.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On May 4, 2005, the Audit Committee of the Company’s Board of Directors concluded that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004 should not be relied upon because of errors in those financial statements. The decision was made by the Audit Committee of the Board of Directors, upon the recommendation of management and in consultation with PricewaterhouseCoopers LLP, our independent registered public accounting firm, after discovery and analysis of errors relating to accounting for certain leases.

     In connection with the preparation of the Company’s interim financial statements for the quarter ended April 2, 2005, the Company’s accounting and finance staff, in reviewing certain complex, non-routine transactions in remediation of the material weakness in internal controls over financial reporting as of December 25, 2004, determined that certain lease accounting entries originally recorded in April 2001 were in error. The liabilities for certain unfavorable leases assumed in connection with the Company’s acquisition of Quantum Corporation’s HDD business in April 2001 had been understated following the closing date due to an improperly calculated net present value of the lease differential for the unfavorable leases. As a result of this error, the Company’s net income was overstated and other liabilities were understated by $1.7 million in fiscal 2001, $814 thousand in fiscal 2002, $587 thousand in fiscal 2003 and $364 thousand in fiscal 2004. In addition, the Company determined as part of a related review that the straight line expense method was not employed in accounting for a lease the Company commenced in April 2001 unrelated to the Quantum HDD transaction. As a result of this error, the Company’s net income was overstated and other liabilities were understated by $879 thousand in fiscal 2001, $1.0 million in fiscal 2002, $744 thousand in fiscal 2003 and $580 thousand in fiscal 2004.

     The cumulative impact of the adjustments is $6.7 million. The adjustments are not material to any individual prior year; however under relevant Securities and Exchange Commission accounting interpretations, a restatement of the financial statements for such prior periods to correct immaterial misstatements therein is required if the aggregate correcting adjustment related to such errors would be material to the financial statements of the current fiscal period. Accordingly, Maxtor will file a Form 10-K/A for the year ended December 25, 2004 restating its financial statements for the years ended December 28, 2002, December 27, 2003 and December 25, 2004 to reflect these corrections.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated May 4, 2005, regarding the first quarter 2005 results of Maxtor Corporation.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2005

MAXTOR CORPORATION
By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated May 4, 2005, regarding the first quarter 2005 results of Maxtor Corporation.